Exhibit 5.1

Goodwin Procter LLP Counselors at Law Three Embarcadero Center 24th Floor San Francisco, CA 94111 T: 415.733.6000 F: 415.677.9041

April 21, 2016

Anthera Pharmaceuticals, Inc.
25801 Industrial Boulevard, Suite B
Hayward, California  94545

Re:    Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-210166) (as amended or supplemented, the “Registration Statement”) filed on March 14, 2016 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Anthera Pharmaceuticals, Inc., a Delaware corporation (the “Company”) of up to $100,000,000 of any combination of securities of the types specified therein.  The Registration Statement  was declared effective by the Commission on April 18, 2016. Reference is made to our opinion letter dated March 14, 2016 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) dated April 21, 2016 and filed on or about April 22, 2016 by the Company with the Commission pursuant to Rule 424 under the Securities Act.  The Prospectus Supplement relates to the offering by the Company of up to $25,000,000 aggregate offering amount of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) covered by the Registration Statement.  The Shares are being offered and sold by the sales agent named in, and pursuant to, an At Market Sales Agreement between the Company and H.C. Wainwright & Co., LLC, as Agent (the “Sales Agreement”).

     We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

     For purposes of the opinion set forth below, we have assumed that the Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors prior to the date hereof (the “Minimum Price”) and, in the future, the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of authorized but unissued shares of Common Stock under the Company’s certificate of incorporation is less than the number of unissued Shares that may be issued for  the Minimum Price.

     For purposes of the opinions set forth below, we refer to the following as “Future Approval and Issuance”: (a) the approval by the Company’s board of directors (or a duly authorized committee of the board of directors) of the issuance of the Shares (the “Approval”) and (b) the issuance of the Shares in accordance with the Approval and the receipt by the Company of the consideration (which shall not be less than the par value of such Shares) to be paid therefor in accordance with the Approval.

     The opinion set forth below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon Future Approval and Issuance, will be validly issued, fully paid and non-assessable.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference and the reference to our firm in that report. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP